Exhibit 99.1
press release
Paylocity Announces Second Quarter Fiscal Year 2023 Financial Results
•Q2 2023 Recurring & Other Revenue of $256.4 million, up 31% year-over-year
•Q2 2023 Total Revenue of $273.0 million, up 39% year-over-year
SCHAUMBURG, IL. – February 2, 2023 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the second quarter of fiscal year 2023, which ended December 31, 2022.

"Our differentiated value proposition of providing the most modern software in the industry, coupled with continued strong sales execution, helped drive recurring and other revenue growth of 31% and total revenue growth of 39% in the second quarter. Our continued strong momentum is the result of ongoing investments in product innovation, including leveraging last year’s acquisition of Cloudsnap, a flexible, low-code solution for integrating disparate business applications. We have fully integrated Cloudsnap into the Paylocity suite and are leveraging this technology to provide the most modern software in the industry to accelerate the rollout of new integrations and use-cases to better serve our clients and their employees. Additionally, we continue to see strong attach rates in our modern workforce solutions, as clients realize the value in creating a unique employee experience and engaging culture for remote, hybrid and in-office teams,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
Second Quarter Fiscal 2023 Financial Highlights
Revenue:
•Total revenue was $273.0 million, an increase of 39% from the second quarter of fiscal year 2022.
•Recurring & other revenue was $256.4 million, an increase of 31% from the second quarter of fiscal year 2022.
Operating Income:
•GAAP operating income was $18.2 million and Non-GAAP operating income was $65.1 million in the second quarter of fiscal year 2023.
Net Income:
•GAAP net income was $15.6 million or $0.28 per share in the second quarter of fiscal year 2023 based on 56.5 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $77.4 million in the second quarter of fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $120.1 million as of the second quarter of fiscal year 2023.
•Cash flow from operations for the second quarter of fiscal year 2023 was $62.4 million.
•As of December 31, 2022, Paylocity had no long-term debt and had not drawn on its credit facility.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of February 2, 2023, Paylocity is issuing guidance for the third quarter and full fiscal year 2023 as indicated below.
Third Quarter 2023:
•Total revenue is expected to be in the range of $330.5 million to $334.5 million, which represents approximately 35% growth over fiscal 2022 third quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $121.5 million to $124.5 million.
Fiscal Year 2023:
•Total revenue is expected to be in the range of $1.156 billion to $1.161 billion, which represents approximately 36% growth over fiscal year 2022 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $358.5 million to $362.5 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its second quarter fiscal year 2023 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 5, 2022. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2022	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$139,756	$120,053
Accounts receivable, net	15,754	24,540
Deferred contract costs	59,501	68,557
Prepaid expenses and other	28,896	30,175
Total current assets before funds held for clients	243,907	243,325
Funds held for clients	3,987,776	3,065,697
Total current assets	4,231,683	3,309,022
Capitalized internal-use software, net	61,985	71,083
Property and equipment, net	62,839	59,506
Operating lease right-of-use assets	49,210	46,604
Intangible assets, net	45,475	39,934
Goodwill	101,949	102,054
Long-term deferred contract costs	229,067	262,313
Long‑term prepaid expenses and other	7,746	6,727
Deferred income tax assets	19,060	40,530
Total assets	$4,809,014	$3,937,773

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,374	$7,611
Accrued expenses	124,384	115,795
Total current liabilities before client fund obligations	132,758	123,406
Client fund obligations	3,987,776	3,065,697
Total current liabilities	4,120,534	3,189,103
Long-term operating lease liabilities	69,119	65,353
Other long-term liabilities	3,681	3,333
Deferred income tax liabilities	2,217	2,217
Total liabilities	$4,195,551	$3,260,006
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2022	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2022 and December 31, 2022; 55,190 shares issued and outstanding at June 30, 2022 and 55,768 shares issued and outstanding at December 31, 2022	55	56
Additional paid-in capital	289,843	310,050
Retained earnings	325,868	371,820
Accumulated other comprehensive loss	(2,303)	(4,159)
Total stockholders' equity	$613,463	$677,767
Total liabilities and stockholders’ equity	$4,809,014	$3,937,773

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Revenues:
Recurring and other revenue	$195,041	$256,434	$375,865	$501,840
Interest income on funds held for clients	996	16,574	1,869	24,448
Total revenues	196,037	273,008	377,734	526,288
Cost of revenues	70,821	90,076	134,070	174,619
Gross profit	125,216	182,932	243,664	351,669
Operating expenses:
Sales and marketing	52,219	75,694	102,104	146,757
Research and development	25,278	41,029	48,354	81,122
General and administrative	39,581	48,001	74,816	98,493
Total operating expenses	117,078	164,724	225,274	326,372
Operating income	8,138	18,208	18,390	25,297
Other expense	(372)	(5)	(489)	(168)
Income before income taxes	7,766	18,203	17,901	25,129
Income tax expense (benefit)	(2,087)	2,603	(22,884)	(20,823)
Net income	$9,853	$15,600	$40,785	$45,952
Other comprehensive income (loss), net of tax	(335)	516	(410)	(1,856)
Comprehensive income	$9,518	$16,116	$40,375	$44,096

Net income per share:
Basic	$0.18	$0.28	$0.74	$0.83
Diluted	$0.17	$0.28	$0.72	$0.81

Weighted-average shares used in computing net income per share:
Basic	55,067	55,721	54,938	55,587
Diluted	56,468	56,474	56,486	56,559
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and six months ended December 31, are included in the above line items:

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Cost of revenues	$3,327	$5,310	$6,854	$10,355
Sales and marketing	5,749	10,871	11,769	21,371
Research and development	5,446	11,472	10,220	21,706
General and administrative	11,948	16,328	21,383	35,527
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$26,470	$43,981	$50,226	$88,959

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2021	2022
Cash flows from operating activities:
Net income	$40,785	$45,952
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	45,802	83,364
Depreciation and amortization expense	23,383	29,094
Deferred income tax benefit	(22,952)	(20,856)
Provision for credit losses	103	602
Net accretion of discounts and amortization of premiums on available-for-sale securities	221	(2,039)
Amortization of debt issuance costs	90	157
Other	247	1,253
Changes in operating assets and liabilities:
Accounts receivable	(916)	(9,377)
Deferred contract costs	(26,786)	(40,638)
Prepaid expenses and other	(10,008)	616
Accounts payable	1,403	(392)
Accrued expenses and other	(24,514)	(8,979)
Net cash provided by operating activities	26,858	78,757
Cash flows from investing activities:
Purchases of available-for-sale securities	(190,000)	(296,060)
Proceeds from sales and maturities of available-for-sale securities	60,391	190,253
Capitalized internal-use software costs	(17,966)	(19,740)
Purchases of property and equipment	(10,528)	(6,663)
Acquisitions of businesses, net of cash acquired	(60,234)	—
Other investing activities	—	29
Net cash used in investing activities	(218,337)	(132,181)
Cash flows from financing activities:
Net change in client fund obligations	160,325	(922,079)
Proceeds from employee stock purchase plan	7,216	8,450
Taxes paid related to net share settlement of equity awards	(67,109)	(79,369)
Payment of debt issuance costs	(41)	(864)
Net cash provided by (used in) financing activities	100,391	(993,862)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(91,088)	(1,047,286)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,945,881	3,793,453
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$1,854,793	$2,746,167
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$125	$—
Liabilities assumed for acquisitions	$1,874	$117
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$126	$157
Refunds received for income taxes	$(115)	$(158)
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$84,104	$120,053
Funds held for clients' cash and cash equivalents	1,770,689	2,626,114
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,854,793	$2,746,167

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$125,216	$182,932	$243,664	$351,669
Amortization of capitalized internal-use software costs	6,087	7,478	12,215	14,520
Amortization of certain acquired intangibles	—	1,853	—	3,707
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,327	5,310	6,854	10,355
Other items (1)	36	—	48	19
Adjusted gross profit	$134,666	$197,573	$262,781	$380,270

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$8,138	$18,208	$18,390	$25,297
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,470	43,981	50,226	88,959
Amortization of acquired intangibles	2,000	2,770	3,352	5,541
Other items (2)	—	151	803	416
Non-GAAP Operating income	$36,608	$65,110	$72,771	$120,213

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation from Net income to Non-GAAP Net income:
Net income	$9,853	$15,600	$40,785	$45,952
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,470	43,981	50,226	88,959
Amortization of acquired intangibles	2,000	2,770	3,352	5,541
Other items (2)	208	151	1,011	416
Income tax effect on adjustments (3)	(2,241)	496	(25,929)	(22,439)
Non-GAAP Net income	$36,290	$62,998	$69,445	$118,429

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$36,290	$62,998	$69,445	$118,429
Diluted weighted-average number of common shares	56,468	56,474	56,486	56,559
Non-GAAP Net income per share	$0.64	$1.12	$1.23	$2.09

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation from Net income to Adjusted EBITDA:
Net income	$9,853	$15,600	$40,785	$45,952
Interest expense	110	190	218	377
Income tax expense (benefit)	(2,087)	2,603	(22,884)	(20,823)
Depreciation and amortization expense	12,061	14,827	23,383	29,094
EBITDA	19,937	33,220	41,502	54,600
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	26,470	43,981	50,226	88,959
Other items (2)	208	151	1,011	416
Adjusted EBITDA	$46,615	$77,352	$92,739	$143,975

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$52,219	$75,694	$102,104	$146,757
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,749	10,871	11,769	21,371
Other items (1)	76	—	102	22
Non-GAAP sales and marketing	$46,394	$64,823	$90,233	$125,364

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP total research and development:
Research and development	$25,278	$41,029	$48,354	$81,122
Capitalized internal-use software costs	8,807	9,787	17,966	19,740
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,446	11,472	10,220	21,706
Other items (1)	325	151	468	369
Non-GAAP total research and development	$28,314	$39,193	$55,632	$78,787

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP general and administrative:
General and administrative	$39,581	$48,001	$74,816	$98,493
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,948	16,328	21,383	35,527
Amortization of certain acquired intangibles	2,000	917	3,352	1,834
Other items (2)	(437)	—	185	6
Non-GAAP general and administrative	$26,070	$30,756	$49,896	$61,126
(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition-related costs and lease exit activity.